Exhibit 10.1

Execution Version

JOINDER to LETTER Agreement

This Joinder to Letter Agreement (this “Joinder”) is made this 8th day of December, 2022, by Kash Sheikh (the “Director”), in respect of that certain Letter Agreement (the “Letter Agreement”), dated as of January 11, 2022, by and among 10X Capital SPAC Sponsor III LLC (the “Sponsor”), 10X Capital Venture Acquisition Corp. III (the “Company”), and each of the other parties thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Letter Agreement.

RECITALS:

WHEREAS, the Company desires to appoint the Director as a director to the Company’s board of directors and Director has accepted such offer and agrees to be bound by the binding provisions of the Letter Agreement.

NOW, THEREFORE, for and in good and valuable consideration, the receipt of which is hereby acknowledged, Director agrees as follows:

1.	Director hereby agrees to be bound by the terms and conditions of the Letter Agreement as a party thereunder.

2.	This Joinder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, this Joinder has been executed and delivered by the undersigned as of the date set forth above.

/s/ Kash Sheikh
Name:	Kash Sheikh

Signature Page to Joinder to Letter Agreement

ACKNOWLEDGED AND AGREED BY:

10X CAPITAL VENTURE ACQUISITION CORP. III

By:	/s/ Hans Thomas
	Name:	Hans Thomas
	Title:	Chief Executive Officer

10X CAPITAL SPAC SPONSOR III LLC

By:	/s/ Hans Thomas
	Name:	Hans Thomas
	Title:	Manager

Signature Page to Joinder to Letter Agreement